UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 31, 2017

REAL GOODS SOLAR, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	001-34044	26-1851813
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

110 16th Street, 3rd Floor, Denver, CO 80202

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (303) 222-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

The Company is filing this Current Report on Form 8-K to amend and update certain public disclosures included in the Company’s registration statements and related prospectuses filed under the Securities Act of 1933, including the disclosures set forth in the preliminary prospectus supplement (the “Preliminary Prospectus Supplement”) dated January 26, 2017 to the base prospectus dated February 10, 2014 which is part of an effective registration statement on Form S-3 (Registration No. 333-193718) (the “Registration Statement”).

Update to Restrictive Covenants in Securities Purchase Agreement

Section 4.13(a) of the Form of Securities Purchase Agreement attached as Annex A to the Preliminary Prospectus Supplement (the “SPA”) and the corresponding disclosure on page S-15 of the Preliminary Prospectus Supplement are amended by increasing the stated 30-day period to a 90-day period.

Section 4.13(b) of the SPA and the corresponding disclosure on page S-15 of the Preliminary Prospectus Supplement are amended by increasing the stated 45-day period to a 90-day period.

Update to Leak-Out Period in Leak-Out Agreement

Footnote 1 to the Form of Leak-Out Agreement attached as Exhibit A to the SPA and the corresponding disclosure on page S-16 of the Preliminary Prospectus Supplement are amended by reducing the stated 15-trading day period to a 10-trading day period and to provide that the 10-trading day commences as the date of execution of the SPA.

The information in this Current Report on Form 8-K is incorporated by reference in the Registration Statement, the Preliminary Prospectus Supplement and the accompanying prospectus and automatically amends, updates and supersedes the information in the Registration Statement, the Preliminary Prospectus Supplement and the accompanying prospectus and will be considered to be a part of the Registration Statement, the Preliminary Prospectus Supplement and the accompanying prospectus from the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL GOODS SOLAR, INC.

By:	/s/ Alan Fine
Alan Fine
Principal Financial Officer

Date: January 31, 2017